        As filed with the Securities and Exchange Commission on July 31, 1996.

                                                 Registration No.  333-
                                                                       -----

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                 --------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                  ------------------

                             IMAGE SENSING SYSTEMS, INC.
                         ----------------------------
                (Exact name of registrant as specified in its charter)

         Minnesota                                        41-1519168
 (State or other jurisdiction of          (I.R.S.  Employer Identification No.)
  incorporation or organization)

                                500 Spruce Tree Centre
                             1600 University Avenue West
                              St. Paul, Minnesota 55104
                                    (612) 603-7700
                 (Address of principal executive offices) (Zip code)

                    1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                                          OF
                             IMAGE SENSING SYSTEMS, INC.
                             ----------------------------
                               (Full title of the plan)
                               ------------------------

                            Dr. Spiro G. Voglis, President
                             Image Sensing Systems, Inc.
                                500 Spruce Tree Centre
                             1600 University Avenue West
                              St. Paul, Minnesota 55104
                                    (612) 603-7700
                                  ------------------
                       (Name and address of agent for service)

                                    (612) 603-7700
                                  -----------------
            (Telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                  Proposed            Proposed
  Title of each class                        Maximum Offering         Maximum
  of Securities to be         Amount to be        Price          Aggregate Offering       Amount of
      registered              registered         per Unit (1)          Price (1)        Registration Fee
- ---------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)   220,000            $4.75              $966,575               $333.30


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price has been calculated as follows: options to purchase 130,350 shares have been issued with a stock exercise price of $4.75; options to purchase 89,500 shares have been issued with a stock exercise price of $3.875; and the stock exercise price of options with respect to 150 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on July 29, 1996.

                                       PART II.
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Image Sensing Systems, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

              (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-26056);

              (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 (File No. 0-26056); and

              (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, dated March 14, 1995 (File No. 33-90298C), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Articles of Incorporation provide for indemnification of directors of the Company to the fullest extent permitted by Minnesota law. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         Article IX of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

Item 8.  EXHIBITS.

         4.1 Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-90298C)); as amended by the Restated Articles of Incorporation dated May 27, 1992, and the Articles of Amendment to Restated Articles of Incorporation dated March 6, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996 (File No. 0-26056))

         4.2 Bylaws of the Company (incorporated by reference to Company's Registration Statement on Form SB-2 (File No. 33-90298C))

         5    Opinion of Dorsey & Whitney LLP

         23.1 Consent of Ernst & Young LLP

         23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)


Item 9.  UNDERTAKINGS.

A.  POST-EFFECTIVE AMENDMENTS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on this 29th day of July, 1996.

                                       IMAGE SENSING SYSTEMS, INC.


                                       By   /s/ Spiro G. Voglis
                                            --------------------------------
                                            Spiro G. Voglis
                                            President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 29, 1996.

Signature                                   Title
- ---------                                   -----


/s/ Panos G. Michalopoulos             Chairman of the Board of Directors
- ----------------------------------
Panos G. Michalopoulos



/s/ Spiro G. Voglis                    President and Chief Executive Officer
- ----------------------------------
Spiro G. Voglis



/s/ Richard C. Magnuson                Director
- ----------------------------------
Richard C. Magnuson



/s/ Arthur J. Bourgeois                Chief Financial Officer, Treasurer and
- ---------------------------------      Secretary
Arthur J. Bourgeois



/s/ Richard P. Braun                   Director
- ----------------------------------
Richard P. Braun



/s/ James Murdakes                     Director
- ----------------------------------
James Murdakes



/s/ Constantine Xykis                  Director
- ----------------------------------
Constantine Xykis

                                    EXHIBIT INDEX

Exhibit No.   Name
- -----------   ----
4.1 Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-90298C)); as amended by Restated Articles of Incorporation dated May 27, 1992, and Articles of Amendment to Restated Articles of Incorporation dated March 6, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996 (File No. 0-26056))

4.2 Bylaws of the Company (incorporated by reference to Company's Registration Statement on Form SB-2 (File No. 33-90298C))

5                  Opinion of Dorsey & Whitney LLP

23.1               Consent of Ernst & Young LLP

23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)